                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on
Form S-8 (No. 333-116214) pertaining to the Global Signal Inc. Omnibus Stock
Incentive Plan of our report dated April 20, 2005 with respect to the statement of revenue and certain expenses of ForeSite 2005 Acquisition for the year ended
December 31, 2004, which report appears in the Form 8-K of Global Signal Inc.
dated June 6, 2005.

/s/ Dixon Hughes PLLC

Birmingham, Alabama
June 3, 2005